UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 13, 2011

INUVO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15550 Lightwave Drive, Third Floor, Clearwater, FL	33760
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	727-324-0046

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Inuvo, Inc. held its 2011 annual meeting of stockholders on June 13, 2011 for the purposes of:

●	the election of two Class III directors,
●	the ratification of the appointment of its independent registered public accounting firm,
●	a non-binding advisory vote on the frequency of an advisory vote on executive compensation, and
●	a non-binding advisory vote on executive compensation.

At the meeting, holders of 4,501,052 shares of our common stock were present in person or by proxy, which was in excess of the quorum needed to hold the meeting.  The final vote on the proposals was recorded as follows:

Proposal 1 - Election of Class III Directors

Messrs. Mitch Tuchman and John (Jack) Balousek, the nominees for the Class III directors listed in the proxy statement, were elected by the votes set forth in the table below:

	For	Against	Abstain	Broker Non-Votes
Mitch Tuchman	4,086,960	0	414,092	0
John (Jack) Balousek	4,475,830	0	25,222	0

Proposal 2 - Ratification of the Appointment of Mayer Hoffman & McCann P.C.

The appointment of Mayer Hoffman McCann, P .C. as Inuvo’s independent registered public accounting firm for the fiscal year ending December 31, 2011 was ratified by the votes set forth in the table below:

For	Against	Abstaining	Broker Non-Votes
3,944,806	13,276	542,970	0

Proposal 3 - Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation

At the meeting, Inuvo’s stockholders approved a non-binding proposal that the frequency of an advisory vote on our executive compensation would be held every three years as set forth in the table below:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
1,896,140	270,068	2,324,325	10,519	0

Proposal 4 - Advisory Vote on Executive Compensation

At the meeting, Inuvo’s stockholders adopted a non-binding resolution approving our executive compensation by the votes set forth in the table below:

For	Against	Abstaining	Broker Non-Votes
4,271,884	159,233	69,875	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INUVO, INC.
Date: June 14 , 2011	By:	/s/ Wallace Ruiz
Wallace Ruiz, Chief Financial Officer